SCHEDULE 14C INFORMATION

         INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
             OF THE SECURITIES EXCHANGE ACT OF 1934


                   Check the appropriate box:

[X] Preliminary Information   [ ]Confidential, For Use Of The
    Statement                    Commission Only (As Permitted
                                 By Rule 14c-5 (d)(2)

[ ] Definitive Information Statement


                       NOVO NETWORKS, INC.
       ---------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

       Payment of Filing Fee (Check the appropriate box):

                      [X]  No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g)
                            and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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  (2)  Aggregate number of securities to which transaction applies:

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  (3)  Per unit price or other underlying value of transaction computedpursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)  Proposed maximum aggregate value of transaction:

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                      (5)  Total fee paid:

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      [  ] Fee paid previously with preliminary materials.



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[  ] Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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     First mailed to stockholders on or about September __, 2001.


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                           [Novo Logo]

            NOTICE OF ACTION TAKEN WITHOUT A MEETING

     Novo Networks, Inc., a Delaware corporation (the "Company"), proposes to effect a 1-for-7 reverse stock split of its common stock and to reduce its authorized number of shares of common stock from 200 million to 30 million shares, each as further described in the attached Information Statement. On August 24, 2001, the Board of Directors of the Company approved the adoption of the reverse stock split and the reduction in authorized capital. THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE REVERSE STOCK SPLIT AND THE REDUCTION IN AUTHORIZED CAPITAL IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS.

     On August 24, 2001, the holders of the majority of the outstanding shares of the Company's voting stock executed a written consent approving the reverse stock split and the reduction in authorized capital. THE COMPANY IS NOT ASKING FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND TO THE COMPANY A PROXY.

     The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. The Information Statement contains a more detailed description of the reverse stock split. I encourage you to read the Information Statement thoroughly.

                              By order of the Board of Directors:



                              -----------------------------------
                              Stuart J. Chasanoff,
                              Senior Vice President
                              General Counsel and Secretary





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                       NOVO NETWORKS, INC.
                 300 Crescent Court, Suite 1760
                      Dallas, Texas  75201


                      INFORMATION STATEMENT
                               AND
            NOTICE OF ACTION TAKEN WITHOUT A MEETING

                WE ARE NOT ASKING YOU FOR A PROXY
          AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                    September ___, 2001


     This Information Statement and Notice of Action Taken Without a Meeting (collectively, the "Information Statement") is furnished to the stockholders of our company, Novo Networks, Inc., a Delaware corporation (the "Company"), to provide information with respect to an action taken by written consent of the holders of a majority of our voting capital stock (a) to effect a 1-for-7 reverse stock split (the "Reverse Split") of our common stock and (b) to reduce our authorized number of shares of common stock from 200 million to 30 million, as further described herein. Our voting capital stock (the "Voting Stock") consists of our outstanding common stock, par value $0.00002 per share, and Series D Convertible Preferred Stock, par value $.00002 per share.

     On August 24, 2001, our board of directors determined that it was advisable and in the best interest of the Company and our stockholders to approve the reverse stock split and the reduction of our authorized capital. On August 24, 2001, IEO Investments Limited, Infinity Emerging Subsidiary Limited, and Infinity Investors Limited, representing approximately 51.4% of our outstanding Voting Stock, gave their written consent to the approval and adoption of the reverse stock split and the reduction of our authorized capital.

     This Information Statement is being sent to our stockholders on or about September ___, 2001. The record date established by our board for the purposes of determining the number of outstanding shares of Voting Stock of the Company was the date of the stockholder consent, August 24, 2001 (the "Consent Date"). Pursuant to the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the approval and adoption of the reverse stock split and the reduction of our authorized capital will not become effective until at least 20 days after we have mailed this Information Statement to our stockholders of record on the Consent Date.

     The elimination for the need for a special meeting of the stockholders to approve the reverse stock split is made possible by Section 228 of the Delaware General Corporation Law (the "DGCL") which provides that the written consent of the holders of outstanding shares of the Voting Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, may be substituted for such a meeting. Pursuant to Section 228 of the DGCL, a majority of the outstanding shares of the Voting Stock entitled to vote thereon is required in order to approve the reverse stock split and the reduction of our authorized capital. Our board decided to obtain the written consent of the holders of a majority of the outstanding shares of the Voting Stock in order to (i) eliminate the costs and management time required to hold a special meeting of stockholders and (ii) implement the reverse stock split and reduction in authorized capital as soon as possible, and therefore accomplish the purposes of the reverse stock split, as described herein, in a timely manner.

     Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of a corporate action without a meeting to stockholders who have not consented in writing to such action. This Information Statement constitutes notice of action taken without a meeting as is required by
Section 228 of the DGCL.

                                1

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     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF
THIS INFORMATION STATEMENT.  ANY REPRESENTATION TO THE CONTRARY
IS UNLAWFUL.

             OUTSTANDING VOTING STOCK OF THE COMPANY

Record Date and Outstanding Voting Securities

     At the close of business on the Consent Date, we had issued and outstanding approximately:

     - 52,495,422 shares of issued and outstanding common stock held by approximately 1,077 stockholders of record;

     -    No shares of issued and outstanding Series A
          Convertible Preferred Stock (the "Preferred A Stock");

     -    4,500 shares of issued and outstanding Series B
          Convertible Preferred Stock (the "Preferred B Stock") held by 18 stockholders of record;

     -    14,570 shares Series C Convertible Preferred Stock (the
          "Preferred C Stock") held by 7 stockholders of record; and

     -    7,000 shares of Series D Convertible Preferred Stock
          (the "Preferred D Stock") held by 2 stockholders of record.

     An additional 326,087, 813,966 and 1,000,000 shares of
common stock are issuable upon the conversion of the outstanding
Preferred B Stock, Preferred C Stock and Preferred D Stock, respectively.

     Each share of common stock is entitled to one vote and each share of Preferred D Stock votes on an as-converted basis with the common stock. The common stock and the Preferred D Stock constitute our only outstanding securities eligible to vote on the approval and adoption of the reverse stock split and proposed reduction of our authorized capital.

     The stockholders that executed the written consent hold approximately 51.4% of the Voting Stock and have effective control of the Company through the voting power of their shares.

     Our board has established September 4, 2001 as the record
(the "Record Date") for determining the stockholders entitled to participate in the reverse stock split.

     Our principal executive offices are located at 300 Crescent
Court, Suite 1760, Dallas, Texas  75201. Our telephone number is
(214) 777-4100.

                                2
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             DESCRIPTION OF THE REVERSE STOCK SPLIT

     Our board of directors and stockholders have approved amendments (the "Amendments") to Article Fourth of our amended and restated certificate of incorporation to effect a 1-for-7 reverse stock split and to reduce our authorized number of shares of common stock from 200 million shares to 30 million shares. The proposed amendments will reduce the number of issued and outstanding shares of our common stock by approximately 86 percent, with each seven shares of common stock currently outstanding ("Old Shares") becoming one share of our common stock following the reverse stock split ("New Shares"). The text of the proposed amendments is attached to this Information Statement as Appendix A.

Purposes of the Reverse Stock Split

     Our board of directors believes that the reverse stock split is desirable for several reasons. Our common stock is currently listed on the Nasdaq National Market. In order for our common stock to continue to be listed on the Nasdaq National Market, we must satisfy various continued listing requirements established by Nasdaq. Among other requirements, (i) persons other than our officers, directors and 10% beneficial owners must hold shares of our common stock having an aggregate market value equal to at least $5.0 million, (ii) we must maintain net tangible assets of at least $4.0 million, (iii) at least 400 persons must own at least 100 shares of our common stock and (iv) our common stock must have a minimum bid price of at least $1.00 per share.

     The primary reason for the reverse stock split is to combine our outstanding shares of common stock to increase the price per share of our common stock and regain compliance with a minimum bid price requirement for continued listing on the Nasdaq National Market. On July 11, 2001, we received a letter from The Nasdaq Stock Market notifying us that our common stock failed to maintain a minimum bid price of $1.00 for 30 consecutive trading days, as required by the continued maintenance standards established by The Nasdaq Stock Market. This letter provided us a grace period of 90 calendar days, or until October 9, 2001, to regain compliance with a minimum bid price requirement.

     In addition, on August 2, 2001, following our announcement of the bankruptcy filings by certain of our subsidiaries, we received an additional letter from Nasdaq requesting additional information from us regarding our business plans and operations and our ability to maintain compliance with the continuing listing requirements of The Nasdaq Stock Market. This request included, among other items, information regarding our plan to regain and sustain compliance with the $1.00 minimum bid price requirement.

     Our board of diretors expects that the reverse stock split will result in the bid price of our common stock meeting or exceeding Nasdaq's minimum bid price requirement, at least initially. The decrease in the number of shares of common stock outstanding as a consequence of the proposed reverse stock split should increase the per share price of our common stock to at least $1.00, which would enable us to meet the minimum bid price requirements for continued listing if such $1.00 bid price were maintained for at least ten (10) consecutive trading days. Additionally, the increase in the bid price may enhance the acceptability of our common stock by institutional investors, as well as the financial community and the investing public at large. However, we cannot assure our stockholders that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split or that the market price of our common stock will remain above $1.00 after the reverse stock split. In addition, we cannot assure our stockholders that we will be able to address any other concerns that the Nasdaq may have regarding our continued listing.

     If the market price for our common stock remains below $1.00 per share and we are no longer listed on Nasdaq, our common stock may be deemed to be penny stock. If our common stock is considered penny stock, it would be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For example, broker-dealers must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Also, a disclosure schedule must be prepared before any transaction involving a penny stock, and disclosure is required about (i) sales commissions payable to the broker-dealer and the registered representative and (ii) current quotations for the securities. Monthly statements are also required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Because of these additional obligations, some brokers may not effect transactions in penny stocks. This could have an adverse effect on the liquidity of our common stock.

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     In addition, even if we are unable to maintain our Nasdaq
listing, we believe our current depressed trading price has resulted in larger than normal percentage changes in our trading price. We anticipate less volatility in our trading price if the trading price of our common stock increases following the effectiveness of the reverse stock split.

Purpose of the Reduction in Authorized Capital

     As a result of the reverse stock split, we will have a significant number of authorized but unissued shares of common stock unless we reduce our authorized capital. Because we are a Delaware corporation and our franchise taxes are determined, in part, based upon our authorized capital stock, the reduction in the number of authorized shares of common stock from 200 million to 30 million is expected to result in a nominal reduction of our franchise taxes.

Effectiveness of the Reverse Stock Split and Reduction in
Authorized Capital

     The reverse stock split and reduction in our authorized capital will become effective when we file an amendment to our amended and restated certificate of incorporation with the Secretary of State of Delaware. We expect to file this amendment shortly after the expiration of the 20-day period following the mailing of this Information Statement. Our board of directors has discretion not to carry out the reverse stock split and reduction in our authorized capital if it determines at any time prior to the effective date either (i) that the reverse stock split is not necessary to avoid the delisting of our common stock from The Nasdaq National
Market, based on market prices at the time, or (ii) that the reverse stock split and reduction in our authorized capital will not otherwise be in the best interests of our stockholders. Upon the filing of the amendment, all the Old Shares will be converted into New Shares as set forth in the amendment.

Certificates and Fractional Shares

     No fractional shares will be issued as a result of the reverse stock split. In lieu thereof, each stockholder whose Old Shares are not evenly divisible by seven (7) will be entitled to receive a whole New Share for any fractional share at no additional cost. We do not expect the number of New Shares to be issued in connection with rounding up such fractional interests to be material.

     As soon as practicable after the effective date, we will request all stockholders to return their stock certificates representing Old Shares outstanding on the effective date in exchange for certificates representing the number of New Shares into which the Old Shares have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. STOCKHOLDERS SHOULD NOT SUBMIT
THEIR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE THESE INSTRUCTIONS. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent's instructions, together with a properly executed and completed letter of transmittal. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the stockholder. Until surrender, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-seventh of the number of Old Shares plus any shares issued as a result of rounding. The decrease in the number of outstanding shares will have no effect on either our periodic reporting requirements with the Securities and Exchange Commission (the "Commission")or our Nasdaq Stock Market minimum listing requirements.

     Stockholders whose shares are held in brokerage accounts or "street name" do not need to submit Old Share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the 1-for-7 reverse stock split.

Effect of the Reverse Stock Split

     The principal effect of the reverse stock split will be to decrease the number of shares of common stock outstanding from approximately 52,495,422 shares to approximately 7,499,346 shares (subject to adjustment for rounding). In addition, our board of directors has taken appropriate action to adjust proportionately the number of shares of common stock issuable upon the exercise of outstanding options and warrants, and to adjust the related exercise prices, to reflect the reverse stock split. As a result, following the effective date, the number of shares of common stock issuable upon the exercise of outstanding options and warrants will be reduced from approximately 13,142,952 shares to approximately 1,877,565 shares (subject to adjustment for rounding). The maximum number of shares of common stock that may be issued under our 1999 Omnibus Securities Plan will automatically adjust because such maximum number equals 15% of our outstanding common stock. The maximum number of shares issuable under our 2001 Stock Incentive Plan will be decreased from 12,000,000 shares to 1,714,286 shares. The board of directors will also take appropriate action to adjust proportionately the number of shares of common stock issuable upon the conversion of our various series of outstanding preferred stock, and to adjust the related conversion prices, to reflect the reverse stock split.
As a result, following the effective date, the number of shares of common stock issuable upon the conversion of our outstanding shares of preferred stock will be reduced from approximately 2,140,053 shares to approximately 305,722 shares (subject to adjustment for rounding).

     The reduction in the number of outstanding shares is expected to increase the bid price of our common stock, although there can be no assurance that the price will increase in proportion to the 1-for-7 reverse stock split ratio. The trading price of our common stock depends on many factors, many of which are beyond our control.

     The liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

     The New Shares will be fully paid and non-assessable. The amendment will not change the terms of our common stock. The New Shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Old Shares. Each stockholder's percentage ownership of the New Shares will not be altered, except for the effect of the rounding fractional shares.

     In connection with the reverse stock split, we will reduce our number of authorized shares of common stock from 200,000,000 to 30,000,000 shares.

Certain Federal Income Tax Consequences

     We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split.
However, we believe that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest, the reverse stock split will have the following effects. The receipt of New Shares in the reverse stock split should not result in any taxable gain or loss to stockholders for federal income tax purposes (except in the case of the portion of whole New Shares attributable to the rounding up to the nearest whole number of New Shares in lieu of fractional shares as described below). A stockholder's tax basis in any New Shares received as a result of the reverse stock split will be equal, in the aggregate, to his or her basis in the Old Shares, increased by the income or gain herein. New Shares attributable to the rounding up to the nearest whole number constitute a disproportionate dividend distribution. Such stockholders should generally recognize ordinary income to the extent of earnings and profits of the Company allocated to the portion of each New Share attributable to the rounding up process, and the remainder of the gain, if any, shall be treated as received from the exchange of property. For tax purposes, the holding period of the shares immediately prior to the effective date of the reverse stock split will be included in the holding period of the New Shares if the Old Shares were capital assets in the hands of such stockholder. The portion of the New Shares attributable to rounding up for fractional shares will have a holding period commencing on the effective date of the reverse stock split. The proposed reverse stock split will constitute a reorganization within the meaning of Section 368(1)(B) of the Internal Revenue Code of 1986, as amended, and the Company will not recognize any gain or loss as a result of the reverse stock split.

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No rights of dissent

     Stockholders have no right under Delaware law or our amended and restated certificate of incorporation or bylaws to exercise dissenters' rights of appraisal with respect to the reverse stock split.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
      MANAGEMENT

Beneficial Ownership of Certain Shareholders, Directors and
Executive Officers

     The following table sets forth information with respect to the beneficial ownership of our common stock by:

     *  each of our named executive officers and directors;
     * all of our executive officers and directors as a group; and
     * each person, or group of affiliated persons, known to us to own beneficially more than 5% of our common stock.

     In accordance with the rules of the Commission, the following table gives effect to the shares of common stock that could be issued upon the exercise of outstanding options and common stock purchase warrants within 60 days of August 1, 2001. Unless otherwise noted in the footnotes to the following table, and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. Unless otherwise indicated, the address of each executive officer and director is Novo Networks, Inc., 300
Crescent Court, Suite 1760, Dallas, Texas 75201.

                                          Shares of Common Stock
                                            beneficially owned
                                         ------------------------
Person or group                            Number(1)   Percent(2)
---------------------------------------  ------------  ----------
Named Executive Officers and Directors:
Barrett N. Wissman (3)................    18,708,800       34.7%
Mark R. Graham (4)....................       361,000           *
Olaf Guerrand-Hermes (5)..............       553,000        1.0%
Jan R. Horsfall (6)...................       250,000           *
Clark K. Hunt (7).....................    19,135,000       36.4%
J. Stevens Robling (8)................       545,000        1.1%
Stuart J. Chasanoff (9)...............       390,833           *
Chad E. Coben (10)....................       570,000        1.1%
Daniel J. Wilson (11).................     1,140,000        2.1%
Samuel Litwin (12)....................     1,718,333        3.3%
Jeffrey A. Marcus (13)................     4,414,800        7.8%
Thomas P. McMillin (14)...............     1,561,000        2.9%
All executive officers and directors
 as a group (11 persons)(15)..........    33,350,683       57.7%
Beneficial Owners of 5% or More of
     Our Outstanding Common Stock:
IEO Investments Limited (16)..........    10,316,200       19.3%
Infinity Emerging Opportunities                            16.2%
 Limited (17).........................     8,683,800
Infinity Emerging Subsidiary Limited
 (18)..................................    8,683,800       16.2%
Infinity Investors Limited (19)........    8,500,000       15.9%
Hunt Asset Management, L.L.C. (20).....   10,316,200       19.3%
HW Capital, LP (21)....................    8,638,800       16.2%
HW Partners, LP (22)...................    8,500,000       15.9%

______________
*    Represents less than one percent (1%).

(1) We have calculated the percentages of shares beneficially owned based on 52,495,422 shares of common stock outstanding at August 1, 2001. For purposes of this table, a person is deemed to have beneficial ownership of the number of shares of common stock that such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days.

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(2)  For purposes of computing the percentage of outstanding shares of common Stock held by such person, any shares of common stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)  Includes (a) 25,000 shares of common stock owned directly,
     (b) 8,683,800 shares of common stock owned by Infinity Emerging Subsidiary Limited and 8,500,000 shares of common stock owned by Infinity Investors Limited and (c) options to purchase 1,500,000 shares of common stock. Mr. Wissman disclaims beneficial ownership of the shares of common stock held by Infinity Emerging Subsidiary Limited and Infinity Investors Limited.

(4) Includes (a) 125,000 shares of common stock owned by a corporation controlled by Mr. Graham, (b) 136,000 shares of common stock owned by a partnership as to which Mr. Graham has shared control and (c) options to purchase 100,000 shares of common stock.

(5)  Includes (a) 3,000 shares of common stock owned directly and
     (b) options to purchase 550,000 shares of common stock.

(6)  Includes options to purchase 250,000 shares of common stock.

(7)  Includes (a) 35,000 shares of common stock owned directly,
     (b) 10,316,200 shares of common stock owned by IEO Holdings Limited and 8,638,800 shares of common stock owned by Infinity Emerging Subsidiary Limited and (c) options to purchase 100,000 shares of common stock. Mr. Hunt disclaims beneficial ownership of the shares of common stock held by IEO Investments Limited and Infinity Emerging Subsidiary Limited.

(8)  Includes (a) 120,000 shares of common stock owned directly
     (b) options to purchase 425,000 shares of common stock.

(9) Includes (a) 57,500 shares of common stock owned directly and (b) options to purchase 333,333 shares of common stock.

(10) Includes (a) 60,000 shares of common stock owned directly and (b) options to purchase 510,000 shares of common stock.

(11) Includes (a) 120,000 shares of common stock owned directly and (b) options to purchase 1,020,000 shares of common stock.

(12) Includes (a) 1,405,000 shares of common stock owned directly, (b) 30,000 shares of common stock owned indirectly and (c) options to purchase 283,333 shares of common stock.
     Mr. Litwin's employment with the Company terminated on July 27, 2001. Mr. Litwin's address is 540 4th Street, Absecon, New Jersey 08201.

(13) Includes (a) 504,800 shares of common stock owned directly and (b) options to purchase 3,910,000 shares of common stock. Mr. Marcus resigned as the Chairman of the Board of Directors and the Chief Executive Officer of the Company effective June 7, 2001. Mr. Marcus' address is 100 Crescent Court, Suite 700, Dallas, Texas 75201.

(14) Includes (a) 201,000 shares of common stock owned directly and (b) options to purchase 1,360,000 shares of common stock. Mr. McMillin resigned as Senior Executive Vice President and Chief Operating Officer of the Company effective June 7, 2001. Mr. McMillin's address is 2000 East Lamar Boulevard, Suite 590, Arlington, Texas 76006.

(15) Includes options to purchase 5,298,717 shares of common stock. Excludes shares held by Messrs. Marcus, McMillin and Litwin.

(16) This information is based on information reported by the stockholder in filings made with the Commission. The address of IEO Investments Limited is Hunkins Waterfront Plaza, Main Street Post Office Box 556, Charlestown, Nevis, West Indies.

(17) This information is based on information reported by the stockholder in filings made with the Commission. The address of Infinity Emerging Opportunities Limited is Hunkins Waterfront Plaza, Main Street Post Office Box 556, Charlestown, Nevis, West Indies.

(18) This information is based on information reported by the stockholder in filings made with the Commission. The address of Infinity Emerging Subsidiary Limited is Hunkins
     Waterfront Plaza, Main Street Post Office Box 556,
     Charlestown, Nevis, West Indies.

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

(19) This information is based on information reported by the stockholder in filings made with the Commission. The address of Infinity Investors Limited is Hunkins Waterfront Plaza, Main Street Post Office Box 556, Charlestown, Nevis, West Indies.

(20) This information is based on information reported by the stockholder in filings made with the Commission. The address of Hunt Asset Management, L.L.C. is 1601 Elm Street,
     40th Floor, Dallas, Texas.

(21) This information is based on information reported by the stockholder in filings made with the Commission. The address of HW Capital, L.P. is 1601 Elm Street, 40th Floor,
     Dallas, Texas.

(22) This information is based on information reported by the stockholder in filings made with the Commission. The address of HW Partners, L.P. is 300 Crescent Court, Suite
     1760, Dallas, Texas.

                   COMPANY CONTACT INFORMATION

     All inquiries regarding the Company should be addressed to the Company's principal executive offices: Novo Networks, Inc., 300 Crescent Court, Suite 1760, Dallas, Texas 75201, attention:
General Counsel, telephone (214) 777-4170,


                                By Order of the Board of Directors:

                                /s/
                                ------------------------------
                                Stuart J. Chasanoff,
                                Senior Vice President
                                General Counsel and Secretary


September ___, 2001

                           Appendix A
                           ----------

                    Certificate of Amendment
                               to
                      Amended and Restated
                  Certificate of Incorporation
                               of
                       Novo Networks, Inc.


     Pursuant to Section 242 of the Delaware General Corporation
Law

     Novo Networks, Inc. (the "Corporation"), a corporation existing under and by virtue of the Delaware General Corporation
Law (the "DGCL"), does hereby certify:

     FIRST:  The name of the Corporation is Novo Networks, Inc.

     SECOND:  The Board of Directors of the Corporation (the
"Board"), acting by written consent on August 24, 2001, in accordance with the applicable provisions of the DGCL and the Corporation's Bylaws, did duly adopt resolutions (a) approving the amendment to the Corporation's Amended and Restated Certificate of Incorporation described herein (the "Amendment"), (b) directing that the Amendment be submitted to the stockholders of the Corporation
(the "Stockholders") for their consideration and approval, and
(c) directing that, upon approval and adoption of such amendment by the Stockholders of the Corporation, this amendment be executed and filed with the Secretary of State of Delaware and elsewhere as may be required by law.

     THIRD:   A majority of the Stockholders of the Corporation
acting by written consent on August 24, 2001, adopted resolutions adopting the Amendment.

     FOURTH: The resolutions adopted by the Stockholders are as follows:

          "RESOLVED, that the first paragraph of Article
     FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation relating to the total number of shares of stock which this Corporation shall have authority to issue be and hereby is deleted and the following new first paragraph of Article FOURTH be inserted in lieu thereof:

               FOURTH:  The aggregate number of which
          the Corporation shall have the authority to issue is 55 million, consisting of 30 million shares of Common Stock, par value $0.00002 per share (the "Common Stock"), and (ii) 25 million shares of Preferred Stock, par value
          $0.00002 per share (the "Preferred Stock").

          RESOLVED, that Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation be amended to add at the end of part B thereof the following paragraph:

               Effective upon the filing of a
          Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Date"), each seven
          (7) shares of Common Stock, $.00002 par value per share (the "Old Common Stock"), then issued and outstanding or held in the treasury of the Corporation at the close of business on the Effective Date shall automatically be combined into one (1) share of Common Stock, $.00002 par value per share
          (the "New Common Stock"), of the Corporation without any further action by the holders of such shares of Old Common Stock (and any fractional shares resulting from such exchange will not be issued but will be rounded up and exchanged from one (1) whole share of New Common Stock). Each stock certificate representing shares of Old Common
          Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined;
          provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old

          Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New
          Common Stock to which such person is
          entitled. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Common
          Stock.

          FURTHER RESOLVED, that the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, and elsewhere as required by law, to effect the foregoing amendment to the Amended and Restated Certificate of Incorporation be, and it hereby is, approved, ratified and confirmed in all respects."

     FIFTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted and is being filed in accordance with the provisions of Section 242 of the DGCL.

     IN WITNESS WHEREOF, the Secretary of this Corporation has hereunto set his hand this ___ day of ________, 2001.


                                NOVO NETWORKS, INC.


                                --------------------------------
                                By:
                                   ------------------------------
                                Its:
                                     ----------------------------



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